LEASE AGREEMENT

BETWEEN

CITADEL PARTNERS LTD.

LESSORS AND

Passport Restaurants Inc.

LESSEE

LEASE

THIS Lease AGREEMENT ("Lease") is made this 30th day of July, 2003 between the "Landlord" and "Tenant": hereafter set forth.

WITNESSETH:

(a) "Landlord": Citadel Partners Limited
Address: PO Box 160789, Altamonte Springs, Florida 32716-0789

(b) "Tenant: Passport Restaurants Inc.
Address: 5950 Hazeltine National Drive Suite 290
Address: Orlando, FL 32822

(c) "Premises": Suite No. 290, of the building known as Citadel International, 5950 Hazeltine National Dr. Orlando, FL 32822 ,consisting of approximately 824 square feet of net Rentable area, as outlined in red on the attached Exhibit "A". "Building" is the structure in which the Premises are located on the 2nd floor and the land owned by the Landlord on which the Building is located plus any additions thereto resulting from the change of any abutting street line.

(d) "Use of Premises": Office

(e) "Lease Commencement Date": August 18, 2003

(f) "Rent Commencement Date": August 18, 2003

(g) "Term": Not less than 36 months commencing on the Commencement Date, this Lease to end on the last day of the thirty sixth month after the Commencement Date.

(h) "Rent":
The sum of *$1369.90 plus applicable sales tax, currently 6.5% of 89.04 for a total of $1458.94* per month as defined in Item 3. Rent and all other sums payable by Tenant to Landlord under this Lease, plus any applicable tax, shall be paid to Landlord, with out deduction or offset, at this management office presently located at PO Box 160789, Altamonte Springs, Florida 32716-0789 , or at such other place as Landlord may hereafter specify in writing. Concurrently with execution of this lease Tenant will place first and last months rent with landlord.

(i) "Security Deposit": $1458.94

(j) "Operating Expense Base": Actual 2003 expenses will be used.

(k) "Proportionate Share": Rentable areas in the Premises (824 square feet) divided by the Rentable area in the Building (139,042 square feet) which equals .006 percent.

(l) "Public Liability Insurance": Bodily Injury: $1,000,000.00 per occurrence. Property Damage: $500,000.00.

2. PREMISES AND TERM. Landlord, in consideration of the Rent hereinafter reserved to be paid and of the covenants, conditions and agreements to be kept and performed by Tenant, hereby Leases, lets and demises to Tenant, and Tenant hereby Leases and hires from Landlord, that certain space called the Premises as described above in Item 1, Section (c) and (g).

3. RENT. Tenant covenants and agrees to pay, without deduction or offset, to Landlord Rent for the Premises as described above in Item 1, Section (h), on or before the first (1st) day of the first (1st) full calendar month of the term here of and on or before the first (1st) day of each and every successive calendar month thereafter during the full term of this Lease, subject to the adjustments as provided hereinafter along with any sales tax or other applicable tax, at the then current rate. In the event the Commencement Date occurs on a day other than the first (1st) day of a calendar month, the first Rent payment shall be in the amount of the Rent of one (1) full calendar month plus the prorated Rent for the calendar month in which the term of this Lease commences, such payment to be due on the Commencement Date.

Tenant, concurrently with the execution of the Lease, has deposited with Landlord, Rent for one month specified in Item 1, Section (h), which sum will be retained by Landlord and applied to the first payment of Rent due under this Lease.

Whenever, under the terms of this Lease any sum of money is required to be paid by Tenant in addition to the Rent herein reserved, whether or not such sum is herein described as "Additional Rent" or a provision is made for the collection of said sum as "Additional Rent", said sum shall nevertheless, at Landlord's option, if not paid when due, be deemed Additional Rent, and shall be collectible as such with the first installment of Rent thereafter falling due hereunder.

4. RENTAL INCREASE. Total rent will be increased annually by 4%. Rental increases will be automatic, requiring no notice from either party.

5. LATE PAYMENTS. If any installment of rent, or additional rent is not received by Lessor within five (5) business days after the due date, Lessee shall pay to the Lessor an additional 10% of the overdue amount as a late charge. Acceptance of late charge shall not prevent Lessor from exercising any of the other rights and remedies available to Lessor hereunder or under the law.

Any and all payments of Rent or Additional Rent not paid within five (5) days after the date herein provided shall at Landlord's election bear interest at the lower of the maximum rate allowed by law or a rate equal to the prime commercial rate established by SunTrust, N.A. plus 6% per annum from the due date which interest shall be immediately due and payable as further additional Rent.

6. OPERATING EXPENSE ADJUSTMENTS. The parties each acknowledge that the Rent specified in Item 3 of the Lease does not provide for increases in Operating Expenses, Real Estate Taxes, and Utility Costs hereinafter defined which may hereafter affect the Premises or the Building; accordingly, during the term to this Lease, and any renewals thereof, Tenant shall pay to Landlord, in addition to the rental increase described in Item 4 hereof, in the form of Additional Rent (plus any applicable tax), its Proportionate Share of increased expenses over the base amount as defined in Item 1, Section (j) and (k). (Should Tenant exercise any expansion option under the Lease, the foregoing proportionate share shall be adjusted accordingly).

At the end of each calendar year, Landlord shall deliver to Tenant a statement setting forth the amount of increases of the preceding twelve (12) month period, or pro rata portion thereof based on tome of occupancy, together with an invoice showing the amount due Landlord from Tenant under such increases. Tenant shall pay any increases over the base amount within thirty (30) days from receipt of the statement and invoice, whether or not Tenant disputes the accuracy of such statement, Tenant reserving the right at its expense to audit Landlord's records in support of such statement.

The term "Real Estate Taxes" shall mean the annual taxes and any special assessments or other charges levied against the real property of which the Premises are a part by any authority having the direct power so to tax, including any city, county, state or Federal government, or any school, agricultural, transportation or environmental control agency, lighting, drainage, or other improvement district thereof, and shall include the expense of contesting the amount of validity of any such taxes, charges or assessments. The term "Operating Expenses" shall include the annual expenses of Landlord for the operation and maintenance of the Premises and Building which are reasonable or customary for the operation of this type of Premises and Building, and shall include, but not be limited to, management salaries, maintenance and janitorial expense, administrative salaries, costs and fees, insurance, security and landscaping. The term "Utility Costs" shall include Landlord's annual expenses for the operation and maintenance of the Building and the Premises with respect to utility charges for furnishing heat, air-conditioning, electricity, water, sewage, gas garbage removal, etc. If the final Lease year (to include renewals) during which escalation may occur shall contain less than twelve (12) months, the increases hereunder shall be prorated, the Tenant's obligation to pay such increases to survive the expiration of the Lease (and renewal) term.

If the Landlord in its sole discretion in operating the Building chooses to install any energy or labor saving devices, equipment, fixtures or appliances to or in the Building that otherwise might be considered capital expenditure, then the Landlord may depreciate the cost of the equipment or fixture into the Operating Expenses of the Building, including interest at a reasonable rate, or the actual rate paid by Landlord, all according to generally accepted accounting principles applied on a consistent basis.

Notwithstanding the foregoing, the operating expenses will not increase more than 4% per annum.

7. USE OF PREMISES. The Premises shall be used by Tenant as described above in Item 1, Section (d), and for no other purpose without the prior written consent of Landlord. Tenant shall not do or permit to be done in or about the Premises, nor bring or keep or permit to be brought or kept therein, anything which is prohibited by or will in any way conflict with any law, statute, ordinance, or governmental rule or regulation now in force or which may hereafter be enacted or promulgated, or which is prohibited by any standard form of fire insurance policy or will in any way increase the existing rate of or affect any fire or other insurance upon the Building or any of its contents, or cause a cancellation of any insurance policy covering the Building or any part thereof or of its contents. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other Tenants of the Building, or injure or annoy them or use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose (as determined by Landlord); nor shall Tenant cause, maintain, or permit any nuisance (as determined by Landlord or by law) in or about the Premises or commit or suffer to be committed any waste in, on, or about the Premises.

8. ASSIGNMENT AND SUBLETTING. Tenant shall not assign the right to occupancy under this Lease, or any other interest therein, or sublet the Premises, or any portion thereof, without the prior written consent of Landlord, which the parties agree may be withheld at Landlord's discretion. Tenant absolutely shall have no right of assignment or subletting if Tenant causes an uncured default to this Lease. Should Landlord elect to grant this written consent to any proposed assignment or sublease (whether by Tenant or by others claiming by or through Tenant), Tenant or such others agree to pay Landlord an administrative fee in a reasonable amount (but not less than $1,000.00), plus attorney fees to process and Landlord may prescribe the substance and form of such assignment or sublease.

Notwithstanding any assignment of the Lease, or the subletting of the Premises, or any portion thereof, Tenant shall continue to be liable for the performance of the terms, conditions and covenants to this Lease, including, but not limited to, the payment of Rent and Additional Rent. Consent by Landlord to one or more assignments or sublettings shall not operate as a waiver of Landlord's right as to any subsequent assignments or sublettings. Landlord shall have the additional option, which shall be exercised by providing Tenant with written notice, of terminating Tenant's rights and obligations under this Lease rather than permitting any assignment or subletting by Tenant.

Should Landlord permit any assignment or subletting by Tenant and should the monies received as a result of such assignment or subletting (when compared to the monies still payable by Tenant to Landlord) be greater than would have been received hereunder had not Landlord permitted such assignment or subletting, then the excess shall be payable by Tenant to Landlord, it being the parties' intention that Landlord, and not Tenant, in consideration for Landlord's permitting such assignment or subletting, shall be the party to receive any profit from any and all renewal options to be exercised subsequent to the date of such assignment or subletting and all options to Lease additional space in the Building to be exercised subsequent to the date of such assignment or subletting are absolutely waived and terminated at Landlord's sole discretion. In the event of the transfer and assignment by Landlord of its interest in this Lease and/or sale of the Building containing the Premises, either of which it may do at its sole option, Landlord shall thereby be released from any further obligations hereunder, and Tenant agrees to look solely to such successor in interest of the Landlord for performance of such obligations. The provisions of Item 37 hereafter dealing with "Notices" shall be amended to provide the correct names and addresses of the assignee or subtenant. If Tenant is a corporation whose stock is not regularly traded on a bona fide public exchange, and if any transfer, sale, pledge or other disposition of the common stock shall occur which changes the power to vote the majority of the outstanding capital stock of the company or a parent company of Tenant, such action shall be considered an assignment under the terms of this Lease. If Tenant is a partnership, and if any transfer, sale, pledge or other disposition of the ownership interest shall occur, such action shall be considered an assignment under the terms of this Lease. Any breach of this Item 8 by the Tenant will constitute a default under the terms of this Lease, per Item 21 hereof.

9. ACCESS TO PREMISES. Landlord or its authorized agent or agents shall have the right to enter upon the Premises at all reasonable times for the purposes of inspecting the same, preventing waste, making such repairs as Landlord may consider necessary (but without any obligation to do so except as expressly provided for herein), and showing the Premises to prospective Tenants, mortgagees and/or purchasers. If during the last month of the term, Tenant shall have removed all or substantially all of Tenant's property therefrom, Landlord may immediately enter and alter, renovate and redecorate the Premises without elimination or abatement or Rent or incurring liability to the Tenant for any compensation or offsets in Rent and charges owed and such acts shall have no effect upon this Lease.

10. LANDLORD'S SERVICES. Landlord shall, at its expense, reasonably furnish the Premises with (i) electricity subject to Item 11 of this Lease: (ii) heat and air-conditioning from 7:30 a.m. to 5:30 p.m., Monday through Friday, and 9:00 a.m. to 1:00 p.m., Saturdays (exclusive of Saturday afternoons, Sundays and holidays) reasonably required for the occupation of the Premises as Landlord may determine necessary form time to time, such heat and air-conditioning to be provided by utilizing the existing systems in the Building, it being expressly understood and agreed by the parties that Landlord specifically shall not be liable of any losses or damages of any nature whatsoever incurred by Tenant due to any failure of the equipment to function properly, or while it is being repaired, or due to any governmental laws, regulations or restriction pertaining to the furnishing or use of such heat and air-conditioning; (iii) elevator service; (iv) lighting replacement for Building standard lights; (v) toilet room supplies: (vi) daily janitor service during the time and in the manner that such janitor service is customarily furnished in first class office Buildings in the metropolitan area where the Building in the metropolitan area where the Building is located; (vii) water and (viii) sewage.

Tenant further agrees that Landlord is only responsible for standard maintenance and if other, more complete or special maintenance of upgraded finishes is required, then Tenant is responsible for any extra costs involved in maintaining upgraded Tenant improvements or replacing expensive lighting fixtures, bulbs, etc. Landlord shall not be liable for any damages directly or indirectly resulting from, nor shall any Rent herein set forth be reduced or abated by reason of (1) installation, use, or interruption of use of any equipment in connection with the furnishing of any of the foregoing services, or (2) failure to furnish, or delay in furnishing, any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Building. The temporary failure to furnish any such services shall not be construed as an eviction of Tenant or relieve Tenant from the duty of observing and performing any and all of the provisions of this Lease.

11. <u>ELECTRICAL OVERLOAD; STRUCTURAL OVERLOAD.</u>

A. Tenant's use of electrical services furnished by Landlord shall be subject to the following:

(1) Tenant's electrical equipment shall be restricted to that equipment which individually does not have a rated capacity greater then .5 kilowatts per hour and/or require voltage other than 120/208 volts, single phase. Collectively, Tenant's equipment shall not have an electrical design load greater than an average of 4 watts per square foot (including overhead lighting).

(2) Tenant's overhead lighting shall not have a design load greater than an average of 2 watts per square foot.

(3) If Tenant's consumption of electrical services exceeds either the rated capacities and/or design loads as per subsections (1) and (2) above, then Tenant shall remove such equipment and/or lighting to achieve compliance within ten (10) days after receiving notice from Landlord. Or upon receiving Landlord's prior written approval, such equipment and/or lighting any remain in the Premises, subject to the following:

(a) Tenant shall pay for all costs of installation and maintenance of submeters, wiring, air-conditioning and other Items required by Landlord, at Landlord's discretion, to accommodate Tenant's excess design loads and capacities.

(b) Tenant shall pay to Landlord, upon demand, the cost of the excess demand and consumption of electrical service at rates determined by Landlord which shall be in accordance with any applicable laws.

(c) Landlord may, at its option, upon not less than thirty (30) days prior written notice to Tenant, discontinue the availability of such extraordinary utility service. If Landlord gives any such notice, Tenant will contract directly with the public utility for the supplying of such utility service to the Premises.

B. Tenant shall not place a load upon any floor of the Premises exceeding the floor load per square foot area which such floor was designed to carry and which may be allowed by law. Landlord reserves the right to prescribe the weight and position of all heavy equipment and similar Items, and to prescribe the reinforcing necessary, if any, which in the opinion of the Landlord may be required under the circumstances, such reinforcing to be at Tenant's expense as Additional Rent.

C. After hours electric will be billed to Tenant at the rate of $40.00 per hour.

12. PARKING AREAS. Landlord shall keep and maintain in good condition any parking areas that may be provided. Landlord reserves the right to control the method, manner and time of parking in parking areas. Tenant will have the right to non-exclusive use of 4 parking spaces 1000 per usable square feet.

13. LEASEHOLD IMPROVEMENTS. The Premises are rented "as is", without any additional services or improvements to be rendered by Landlord, other than those services described in Item 10. Tenant's occupancy of the Premises is deemed acceptance of the Premises. If Landlord is to additionally alter, remodel, improve, or do any physical act or thing to the space as presently constituted, same shall be at the sole expense of Tenant and shall be effected only by a "Work Request Agreement" signed by the parties, the monies due Landlord from Tenant for which shall be deemed "Additional Rent" hereunder. In the absence of a "Work Request Agreement" signed by the parties, Landlord is under no obligation to make any such alteration, remodeling or improvement to do any physical act or thing to the space.

Any and all extraordinary expenses and costs of any nature whatsoever attributable to the installation, maintenance and/or removal of telephone equipment, computer equipment and the like shall be borne solely by Tenant and may be deemed by Landlord to constitute "Additional Rent" hereunder.

14. REPAIRS AND MAINTENANCE. Landlord will, at its own cost and expense, except as may be provided elsewhere herein, make necessary repairs of damage to the Building corridors, lobby, roof, structural members of the Building, and equipment used to provide the services referred to in Item 10, unless any damage is caused by acts or omissions of Tenant, its agents, customers, employees, or invitees, in which event Tenant will bear the cost of such repairs. Tenant will not injure the Premises of the Building but will maintain the Premises in a clean, attractive condition and in good repair, except as to damage to be repaired by Landlord as provided above. Upon termination of this Lease, Tenant will surrender and deliver the Premises to Landlord in the same condition in which they existed at the commencement of the Lease, excepting only ordinary wear and tear and damage arising from any cause not required to be repaired by Tenant. This Item 14 shall not apply in the case of damage or destruction by fire or other casualty which is covered by insurance maintained by Landlord on the Building (as to which Item 17 hereof shall apply) or damage resulting from an Eminent Domain taking (as to which Item 19 hereof shall apply).

15. ALTERATIONS AND IMPROVEMENTS. Tenant shall make no alterations, additions or improvements to the Premises without prior written approval of Landlord, unless Landlord or a contractor approved by Landlord is hired to do such alterations, additions or improvements. Such approval shall not be unreasonably withheld in the case of alterations, additions or improvements to the interior of the Premises if such alterations, additions, or improvements are normal for office use, do not adversely affect utility of the Premises for future Tenants, do not alter the exterior of the Building, and are accompanied by prepayment or bond provisions of waivers and evidence of insurance in amounts acceptable to Landlord by the contractor in form satisfactory to Landlord sufficient to protect the Building from claims of lien of any sort; otherwise, such approval may be withheld for any reason whatsoever. Furthermore, such alterations, additions or improvements absolutely shall not affect the plumbing, electrical and HVAC systems in the Premises or the Building and shall be in accordance with building standards. Tenant shall conduct its work in such a manner as to maintain harmonious labor relations and as not to interfere with the operation of the Building and shall, prior to the commencement of the work, submit to Landlord copies of all necessary permits. Landlord reserves the right to have final approval of the contractors hired by Tenant. All alterations, additions or improvements, whether temporary or permanent in character, made in or upon the Premises, either by Landlord or Tenant, shall be Landlord's property and at the end of the term hereof shall remain in or upon the Premises without compensation to Tenant.

If, however, Landlord shall request in writing, Tenant will, prior to termination of this Lease, remove any and all alterations, additions and improvements placed or installed by Tenant in the Premises, and will repair any damage caused by such removal. All of Tenant's furniture, movable trade fixtures and equipment not attached to the Building may be removed by Tenant at the termination of this Lease, if Tenant so elects and shall be so removed, if required by Landlord, and, if not so removed, shall, at the option of Landlord, become the property of Landlord. To the extent that Tenant makes any alterations, additions or improvements and/or to the extent Landlord on behalf of Tenant under a "Work Request Agreement" makes such alterations, additions or improvements, and as a result thereof it can be determined that thereupon was caused an increase in real estate taxes or insurance premiums, then Tenant shall be responsible for reimbursing Landlord for such increases as Landlord may pay.

16. <u>INDEMNITY</u>. Landlord shall not be liable for, and Tenant will indemnify and save Landlord harmless of and from, all fines, suites, damages, claims, demands, losses and actions (including attorney's fees at both the trial and appellate levels) for any injury to person or damage to or loss of property on or about the Premises and Building caused by the negligence or misconduct or breach of this Lease by Tenant, its employees, subtenants, invitees or by any other person entering the Premises or the Building under express or implied invitation of Tenant, or arising out of Tenant's use of the Premises. Landlord shall not be liable or responsible for any loss or damage to any property or the death or injury to any person occasioned by theft, fire, act of God, public enemy, injunctions, riot, strike, insurrection, war, court order, requisition of other governmental body or authority, by other tenants of the Building or by any other matter beyond the control of the Landlord, or for any injury or damage or inconvenience which may arise through repair or alteration of any part of the Building, or failure to make repairs, or from any cause whatsoever except Landlord's negligence. It is specifically understood and agreed that there will be no personal liability on Landlord with respect to any of its obligations under this Lease, Tenant shall look solely to the equity of the Landlord in the Building for the satisfaction of Tenant's remedies.

17. <u>DAMAGE BY FIRE OR THE ELEMENTS</u>. In the event that the Building should be totally destroyed by fire, tornado or other casualty, or in the event the Premises or Building should be so damaged that rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such damage, either Landlord or Tenant may, at its option, by written notice to the other given not more than thirty (30) days after the date of such fire or there casualty, terminate this Lease. In such event, the Rent shall be abated during the unexpired portion of this Lease effective with the date of such fire or other casualty.

In the event the Building or the Premises should be damaged by fire, tornado, or other casualty whether covered or not covered by Landlord's insurance but only to such extent that rebuilding or repairs can be completed within one hundred eighty (180) days after the date of such damage. If the damage should be more serious but neither Landlord nor Tenant elects to terminate this Lease, the Landlord shall, within thirty (30) days after the date of such damage election, commence to rebuild or repair the Building and/or the Premises and shall proceed with reasonable diligence to restore the condition in which it/they was/were immediately prior to the happening of the casualty. However, Landlord shall not be required to rebuild, repair or replace any part of the furniture, equipment, fixtures and other improvements which may have been placed by Tenant or other tenant within the Building or Premises. Landlord shall, unless such damage is the result of the negligence or willful misconduct of Tenant or Tenant's employees, agents or invitees, allow Tenant a fair diminution of Rent during the time of such rebuilding or repairs. In the event any mortgagee, or the holder of any deed of trust, security agreement or mortgage on the Building, should require that the insurance proceeds be used to retire the mortgage debt, Landlord shall have no obligation to rebuild and this Lease shall terminate upon notice to the Tenant. Any insurance which may be carried by Landlord or Tenant against loss or damage to the Building or the Premises shall be for the sole benefit of the party carrying such insurance and under its sole control.

18. BUILDING RULES AND REGULATIONS. Tenant shall faithfully observe and comply with the Rules and Regulations annexed to this Lease as Exhibit D and all reasonable modifications of and additions thereto from time to time put into effect by Landlord.

Landlord shall not be responsible to Tenant for the nonperformance of any of said Rules and Regulations by any other tenant or occupant of the Building. Tenant shall and does hereby have an affirmative obligation (to include indemnification of Landlord, per Item 16 hereof) to notify its agents, employees, and invitees of the contents of such Rules and Regulations and of this Lease and to assure the compliance therewith.

19. EMINENT DOMAIN. If the whole or a portion of the Building shall be taken for any public or quasi-public use under any statute or by right of Eminent Domain or private purchase in lieu thereof, then at Landlord's option, but not otherwise, the term hereby demised and all rights of Tenant hereunder shall immediately cease and terminate and the Rent shall be adjusted as the date of such termination. Tenant shall be entitled to no part of the award made for such condemnation (or other taking) or the purchase price thereof. Nevertheless, anything to the contrary notwithstanding, likewise at Landlord's option, but not otherwise, if the Premises are unaffected by such condemnation (or other taking), then this Lease and each and every one of its provisions shall continue in full force and effect.

20. SIGNS AND ADVERTISING. Without the prior written approval of Landlord, which may be withheld at Landlord's discretion, Tenant shall not permit the painting or display of any signs, placard, lettering, or advertising material of any kind on or near the exterior of the Premises or the Building. Notwithstanding the foregoing, Tenant may, with Landlord's prior approval of the wording, display Tenant's name on or near the entrance to the Premises and on Lobby Directory, in a manner prescribed by Landlord.

21. DEFAULT. Landlord, at its election, may exercise any one or more of the following options referred to below upon the happening, or at any time after the happening, of any one or more of the following events, to wit:

(a) Tenant's failure to pay the Rent, Additional Rent, or any other sums payable hereunder for a period of three (3) days after written notice by Landlord;

(b) Tenant's failure to observe, keep or perform any of the other terms, covenants, agreements or conditions of this Lease or in the Building Rules and Regulations for a period of ten (10) days after written notice by Landlord;

(c) The bankruptcy of Tenant;

(d) Tenant making an assignment for the benefit of creditors;

(e) A receiver or trustee being appointed for Tenant or a substantial portion of Tenant's assets;

(f) Tenant's voluntary petitioning or involuntary petitioning not dismissed within thirty (30) days for relief under, or otherwise seeking the benefit of, any bankruptcy, reorganization, arrangement or insolvency law;

(g) Tenant's abandoning the Premises or attempting to mortgage or pledge its interest hereunder;

(h) Tenant's interest under this Lease being sold under execution or other legal process;

(i) Tenant's interest under this Lease being modified or altered by any unauthorized assignment or subletting or by operation of law;

(j) Any of the goods or chattels of Tenant used in, or incident to, the operation of Tenant's business in the Premises being seized, sequestered, or impounded by virtue of , or under authority of, any legal proceeding;

(k) Tenant's failure to take occupancy of the Premises when same is tendered by Landlord to Tenant, unless Rent has been prepaid to cover the applicable period of non-occupancy.

In the event of any of the foregoing happenings, Landlord, at its election, may exercise any one or more of the following options, the exercise of any of which shall not be deemed to preclude the exercise of any others herein listed or otherwise provided by statute or general law at the same time or in subsequent times or actions:

(1) Terminate Tenant's right to possession under the Lease and re-enter and retake possession of the Premises and relet the Premises on behalf of Tenant at such rent and under such terms and conditions as Landlord may deem best under the circumstances for the purpose of reducing Tenant's liability. Landlord shall not be deemed to have thereby accepted a surrender of the Premises and Tenant shall remain liable for all Rent, Additional Rent, or other sums due under this Lease and for all damages suffered by Landlord because of Tenant's breach of any of the covenants of the Lease.

(2) Declare this Lease to be terminated, ended and null and void, and re-enter upon and take possession of the Premises where upon all right, title and interest of Tenant in the Premises shall end.

(3) Accelerate and declare the entire remaining unpaid Rent and Additional Rent for the balance of this lease to be immediately due and payable forthwith, and may, at once, take legal action to recover and collect the same.

No re-entry or retaking possession of the Premises by Landlord shall be construed as an election of its part to terminate this Lease, unless a written notice of such intention be given to Tenant, nor shall pursuit of any remedy herein provided constitute a forfeiture or waiver of any Rent or other monies due to Landlord hereunder or of any damages accruing to Landlord by reason of the violations of any of the terms, provisions and covenants herein contained. Landlord's acceptance of Rent or Additional Rent or other monies following any event of default hereunder shall not be construed as Landlord's waiver of such event of default. No forbearance by Landlord of action upon any violation or breach of any of the terms, provisions, and covenants herein contained shall be deemed or construed to constitute a waiver of any other violation or default. Legal actions to recover for loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any reletting as provided for above shall include the expense of repossession or reletting and any repairs or remodeling undertaken by Landlord following repossession.

The parties hereto shall, and they hereby do, waive trial by jury in any action, proceeding, or counterclaim brought by either of the parties hereto against the other or any matters whatsoever arising out of, or in any way connected with, this Lease, the relationship of Landlord and Tenant, Tenant's use or occupancy of the Premises and/or Building, and/or claim or injury or damage. In the event Landlord commences any proceeding to enforce this Lease or the Landlord/Tenant relationship between the parties or for nonpayment of Rent (of any nature whatsoever) or additional monies due Landlord from Tenant under this Lease, Tenant will not interpose any counterclaim of whatever nature or description in any such proceedings. In the event Tenant must, because of applicable court rules, interpose any counterclaim or other claim against Landlord in such proceedings, Landlord and Tenant covenant and agree that, in addition to any other lawful remedy of Landlord, upon motion of Landlord, such counterclaim or the claim asserted by Tenant shall be severed out of the Proceeding instituted by Landlord (and, if necessary, transferred to a court of different jurisdiction), and the proceedings instituted by Landlord may proceed to final judgment separately and apart from and without consolidation with or reference to the status of each counterclaim or any other claim asserted by Tenant.

The parties hereto agree that any and all suits for any and every breach of this Lease shall be instituted and maintained only in those courts of competent jurisdiction in the county or municipality in which the Building is located. In the event it shall become necessary (as determined by Landlord) for Landlord at any time to institute or defend any legal action or proceedings of any nature for the enforcement of, or as regards, this Lease, or any of the provisions hereof, or any of its statutory or common-law rights as concern Tenant, or to employ an attorney therefore, the non-prevailing party shall pay all court costs and reasonable attorney's fees at both trial and appellate levels incurred by Landlord. . Both parties agree that prior to taking legal action, all matters of dispute under this lease which cannot be settled by the parties, will be first submitted to binding arbitration under the rules of the American Arbitration Association.

Time is of the essence of this Lease; and in case Tenant shall fail to perform the covenants on its part to be performed at the time fixed for the performance of such respective covenants by the provisions of this Lease, Landlord may declare Tenant to be in default of such Lease.

payment of all Rent, Additional Rent and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, upon all goods, wares, equipment, fixtures, furniture, improvements and other personal property of Tenant presently or which may hereinafter be situated in the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until all arrearages in Rent as well as any and all other sums of money then due to Landlord hereunder shall first have been paid and discharged and all of the covenants, agreements, and conditions hereof have been fully complied with and performed by Tenant. In consideration of this Lease, upon the occurrence of an event of default by Tenant, Landlord may, in addition to any other remedies provided herein, enter upon the Premises and take possession of any and all goods, wares, equipment, fixtures, furniture, improvements, and other personal property of Tenant situated on or in the Premises, without liability for trespass or conversion, and sell the same at public or private sale, with conversion and sell the same at public or private sale, with or without having such property at the sale, after giving Tenant reasonable notice of the time and place of any public sale or of the time after which any private sale is to be made, at which sale the Landlord or its assigns may purchase unless otherwise prohibited by law. Unless otherwise provided by law, and without intending to exclude any other manner of giving Tenant reasonable notice, the requirement of reasonable notice shall be met if such notice is given in the manner prescribed in Item 37 dealing with "Notices" in this Lease at least five (5) days before the time of sale. The proceeds from any such disposition, less any and all expenses connected with the taking of possession, holding and selling of the property (including reasonable attorney's fees and other expenses), shall be applied as a credit against the indebtedness secured by the security interest granted in this Item 22. Any surplus shall be paid to Tenant or as otherwise required by law, and Tenant shall pay any deficiencies forthwith. Upon request by Landlord, Tenant agrees to execute and deliver to Landlord a financing statement in form sufficient to prefect the security interest of Landlord in the aforementioned property and proceeds thereof under the provisions of the Uniform Commercial Code in force in the State of Florida.

23. SUBORDINATION. In consideration of the execution of this Lease by Landlord, Tenant accepts this Lease subject to any deeds of conveyance and any deeds of trust, master leases, security interest or mortgages and all renewals, modifications, extensions, consolidations and replacements of the foregoing which might now or hereafter constitute a lien upon the Building (or the land upon which it is situated) or improvements therein or thereon or upon the Premises and to zoning ordinances and other building and fire ordinances and governmental regulations relating to the use of the property. Although no instrument or act on the part of Tenant shall be necessary to effectuate such subordination, Tenant shall, nevertheless, for the purpose of confirmation at any time execute estoppel certificates, release or other documents that may be requested or required by any purchaser or any holder of any superior interest for the purpose of subjecting and subordinating this Lease to such deed or conveyance or to the lien of any such deed of trust, master lease, security interest, mortgage, or superior interest. Tenant hereby appoints Landlord attorney-in-fact, irrevocably, to execute and deliver any such instrument or document for Tenant should Tenant fail to or refuse to do so. The form of Tenant Estoppel and Subordination, Non-disturbance, & Attornment Agreement are attached hereto as Exhibit E and Exhibit F, respectively.

24. QUIET ENJOYMENT. Provided Tenant has performed all of the terms, covenants, agreements and conditions of this Lease, including the payment of Rent and all other sums due hereunder, Tenant shall peaceably and quietly hold and enjoy the Premises, except as described in Item 23 above, against Landlord and all persons claiming by, thought or under Landlord, for the term herein described subject to the provisions and conditions of the Lease.

25. SECURITY DEPOSIT. Tenant concurrently with the execution of the Lease, has deposited with Landlord a Security Deposit as described in Item 1, Section (I), the receipt of which is hereby acknowledged, which sum shall be retained by Landlord as a Security Deposit. The Security Deposit shall be held by Landlord without liability for interest and as security for the performance by Tenant of Tenant's covenants and obligations under this Lease, it being expressly understood that such deposit shall not be considered an advance payment of Rent or Additional Rent or a measure of Landlord's damages in case of default by Tenant. Upon the occurrence of any event of default by Tenant, Landlord may, from time to time, without prejudice to any other remedy use such deposit to the extent necessary to make good any arrearages of Rent, Additional Rent, and any other damage, injury, expense or liability caused to Landlord by such event of default. Following any such application of the Security Deposit, Tenant shall pay to Landlord upon demand the amount so applied in order to restore the Security Deposit to its original amount. If Tenant is not then in default hereunder, any remaining balance of such deposit shall be returned by Landlord to Tenant upon expiration of this Lease. If Landlord transfers its ownership interest in the Building during the Lease term, Landlord may assign the Security Deposit to the transferee and thereafter Landlord shall have no further liability for the return of such Security Deposit.

26. MECHANIC'S LIENS. Tenant is prohibited from making and agrees not to make alterations in the Premises, except as permitted by Item 15. Neither the Tenant nor anyone claiming by, through or under the Tenant, including, but not limited to contractors, subcontractors, materialmen, mechanics and laborers, shall have any right to file or place of record any mechanic's or materialman's lien of any sort whatsoever upon the interest of Landlord in the Premises, and any such lien is hereby specifically prohibited. All parties with whom the Tenant may deal are hereby put on notice that the Tenant has no power to subject the interest of the Landlord in the Premises, and any such lien is hereby specifically prohibited. All parties with whom the Tenant may deal are hereby put on notice that the Tenant has no power to subject the interest of the Landlord in the Premises to any claim or lien of any kind or character, and all such persons so dealing with Tenant must look solely to the Tenant for payment, and not to the Landlord's interest in the Premises or any other asset of Landlord. Tenant shall forthwith cause any lien filed against the Landlord's interest in the Premises to be immediately released or adequately bonded, and Tenant shall and does hereby indemnify Landlord against any such lien attaching against, through or because of Tenant, and does hereby agree to pay any and all costs, charges and expenses, including reasonable attorneys fees on both the trial and appellate levels, incurred by Landlord in connection with the prosecution of defense of any suit in connection therewith. Landlord has the right, but not the obligation in the event any lien is filed against the Landlord's interest in the Premises by anyone claiming through or under Tenant to pay the same and any such amounts so paid shall be an additional indebtedness hereunder due from Tenant to Landlord, and shall be repaid immediately on rendition of a bill therefore, together with interest per annum at the maximum rate permitted by law until repaid, and if not so paid within ten (10) days of the rendition of such bill shall constitute default under Item 20 hereof.

27. FORCE MAJEURE. Whenever a period of time is herein prescribed for action to be taken by Landlord or Tenant, Landlord or Tenant shall not be liable or responsible for, and there shall be excluded from the computation for any such period of time, any delays due to strikes, riots, acts of God, shortages of labor or materials, theft, fire, public enemy, injunction, insurrection, court order, requisition of other governmental body or authority, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the control of Landlord or Tenant. Notwithstanding the foregoing, Tenant shall always have an affirmative obligation to pay Rent in a timely manner.

28. SEVERABILITY. If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this lease shall not be affected thereby.

29. HOLDING OVER. The failure of Tenant to surrender the Premises on the date provided herein for the expiration of the term of this Lease (or at the time the Lease may be terminated otherwise by Landlord), and the subsequent holding over by Tenant, with or without the consent of Landlord, shall result in the creation of a tenancy at will at double the Rent payable at the time of the date provided herein for the expiration of this Lease or at the time the Lease may be terminated otherwise by Landlord. This provision does not give Tenant any right to hold over at the expiration of the term of this Lease, and shall not be deemed, the parties agree, to be a renewal of the Lease term, either by operation of law or otherwise.

30. RELOCATION. If the Premises consist of less than five thousand two hundred fifty, (5,250) square feet, Landlord may relocate Tenant and substitute for the Premises other space (which would then become the "Premises" for the purposes of this Lease) in the Building. The parties expressly agree that the Landlord shall pay all of the reasonable costs of such relocation. Tenant's new space shall be substantially comparable to the Premises hereby leased. Tenant shall relocate within thirty (30) days of Landlord's written notice to Tenant that Tenant do so. Tenant's failure to relocate shall be a Default (see Item 21 of this Lease), no curative notice or any nature (after the expiration of such 30 day period) to be due Tenant from Landlord. Upon such a Default by Tenant, Landlord shall have all the rights and remedies described in said Item 20. Landlord shall pay all reasonable moving costs including relocation of telephone equipment and printing of stationary and business cards.

31. RENT A SEPARATE COVENANT. Tenant shall not for any reason withhold or reduce Tenant's required payments of Rent and other charges provided in this Lease. It being expressly understood and agreed by the parties that the payment of Rent and Additional Rent is a covenant by Tenant that is independent of the other covenants of the parties hereunder.

32. JOINT AND SEVERAL LIABILITY. If two or more individuals, corporations, partnerships, or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each such individual, corporation, partnership or other business association to pay Rent and perform all other obligations hereunder shall be deemed to be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

33. ABSENCE OF OPTION. The submission of this Lease for examination does not constitute a reservation of or option for the Premises, and this Lease becomes effective only upon execution and delivery thereof by Landlord.

34. CORPORATE TENANCY. If Tenant is a corporation, the undersigned officer of Tenant hereby warrants and certifies to Landlord that Tenant is a corporation in good standing and is authorized to do business in the State of Florida. The undersigned officer of Tenant hereby further warrants and certifies to Landlord that he or she, as such officer, is authorized and empowered to bind the corporation to the terms of this Lease by his or her signature thereto. Landlord, before it accepts and delivers this Lease, may require Tenant to supply it with a certified copy of the corporate resolution authorizing the execution of this Lease by Tenant. If Tenant is a corporation (other than one whose shares are regularly and publicly traded on a recognized stock exchange), Tenant represents that the ownership and power to vote its entire outstanding capital stock belongs to and is vested in the officer of officers executing this Lease or members of his, her or their immediate family. If there shall occur any change in the ownership of and/or power to vote the majority of the outstanding capital stock of Tenant, whether such change of ownership is by sale, assignment, bequest, inheritance, operation of law or otherwise, without the prior written consent of Landlord, then Landlord shall have the option to terminate this Lease upon thirty (30) days written notice to Tenant, furthermore, Tenant shall have affirmative obligation to notify immediately Landlord of any such change.

If Tenant is a partnership, the undersigned hereby warrants and certifies to Landlord that Tenant is a partnership in good standing and is authorized to do business in the State of Florida. The undersigned hereby further warrants and certifies to Landlord that he or she is authorized and empowered to bind the partnership to the terms of this lease by his or her signature thereto. If there should occur a transfer of controlling interest by sale, assignment, bequest, inheritance, operating of law to another individual(s), without prior written consent of Landlord, then Landlord shall have the option to terminate this Lease upon thirty (30) days' written notice to Tenant, furthermore, Tenant shall have an affirmative obligation to notify immediately Landlord or any such change.

35. BROKERAGE COMMISSION. Tenant warrants that there are no claims for broker's commissions or finder's fees in connection with its execution of this Lease except CHIODI COMMERCIAL REALTY and REMAX200 Realty agrees to indemnify and save Landlord harmless from any liability that may arise from such claim, including reasonable attorney's fees.

36. AMENDMENTS. This Lease contains the entire agreement between the parties hereto and may not be altered, changed or amended, except by written instrument signed by both parties hereto. No provision of this Lease shall be deemed to have be waived by Landlord unless such waiver be in writing signed by Landlord and addressed to Tenant, nor shall any custom or practice which may grow up between the parties in the administration of the provisions hereof be construed to waive or lessen the right of Landlord to insist upon the performance by Tenant in strict accordance with the terms hereof. The terms, provisions, covenants, and conditions contained in this Lease shall apply to, inure to the benefit of, an be binding upon the parties hereto, and upon the respective successors in interest and legal representatives, except as otherwise herein expressly provided.

37. NOTICES. Any notice or document required or permitted to be delivered hereunder shall be deemed to be delivered or given when (a) actually received or (b) signed for or "refused" as indicated on the postal service return receipt. Delivery may be by United States mail, postage prepaid, certified, registered mail, express mail, or overnight mail, addressed to the parties hereto at the respective addresses set out opposite their names below, or at such other address as they may hereafter specify by written notice delivered in accordance herewith:

LANDLORD:
Citadel Partners Ltd.
C/O CHIODI COMMERCIAL REALTY
P.O. BOX 160789
ALTAMONTE SPRINGS, FLORIDA 32716-0789

TENANT:
Passport Restaurants, *Inc.*
5950 Hazeltine National Drive, Suite 290
Orlando, FL 32822

38. INSURANCE. Tenant shall not conduct or permit to be conducted any activity, or place any equipment, materials or other items in, on or about the Premises or the Building, which will in any way invalidate or increase the premiums for any insurance on the Building. Should Tenant fail to comply with the foregoing covenant on its part to be performed, Tenant shall reimburse Landlord for such increased amount upon written demand therefor from Landlord, the same to be considered Additional Rent payable hereunder.

Tenant shall at Tenant's sole cost and expense, obtain and keep in force at all times during the term of this lease public liability insurance covering the Premises insuring Landlord as well as Tenant with limits which shall, at the commencement of the Term, be at least equal to those stated in Item 1 (k) and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the greater Orlando area with respect to similar properties, and worker's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises. Tenant will deposit promptly with Landlord certificates for such insurance, and all renewals thereof,, bearing the endorsement that the policies will not be canceled until after thirty (30) days written notice to Landlord. The limit of said insurance shall not, however, limit the liability of Tenant hereunder.

Tenant shall maintain insurance upon all property in the Premises owned by Tenant or for which Tenant is legally liable. Tenant shall maintain insurance against such other perils and in such amounts as Landlord may in writing from time to time require. All insurance required to be obtained and maintained under this lease shall be with a company or companies licensed to issue the relevant insurance and licensed to do business in the State of Florida. Such insurance company or companies shall each have a policyholder's rating of no less than "B++ VIII" in the most recent edition of Best's Insurance Reports. All policies of insurance maintained by Tenant shall be in a form and, shall have a substance, acceptable to Landlord with satisfactory evidence that all premiums have been paid. Tenant agrees not to violate knowingly or permit to be violated any of the conditions or provision of the insurance policies required to be furnished hereunder, and agrees to promptly notify Landlord of any fire or other casualty. If Tenant fails to procure and maintain insurance as required hereunder, Landlord may do so, and Tenant shall, on written demand, as Additional Rent, reimburse Landlord for all monies expended by Landlord to procure and maintain such insurance.

In the event of a loss, Lessee's carrier shall be considered primary. Lessee agrees to carry at least $1,000,000 combined single limit bodily injury and property damage insurance. Lessor to be an additional named insured under said policy.

Tenant hereby waives and releases Landlord of and from any and all liabilities, claims and losses for which landlord is or may be held liable to the extent Tenant receives insurance proceeds on account thereof.

39. RECORDING. This Lease shall not be recorded without Landlord's prior written consent.

40. STATUTORILY MANDATED NOTIFICATION. As required by F.S. 404.056(8), Landlord notifies Tenant as follows: "RADON GAS: Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon and radon testing may be obtained from your county public health unit."

41. LANDLORD'S SURVEY. Tenant may from time to time during the term and any extensions thereof be requested to furnish to Landlord or Landlord's designee with corporate information regarding number of employees, time schedules, ride sharing arrangements or other information that may be necessary in preparing statistics for LeeVista Center.

42. HAZARDOUS WASTE. Tenant shall not use any portion of the Premises for the use, generation, treatment, storage or disposal of "oil", "hazardous materials", "hazardous wastes", or "hazardous substances" (collectively, the "Materials"), as such terms are defined under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. Section 6901 et seq., as amended, and the regulations promulgated thereunder, and all applicable state and local laws, rules and regulations (now or hereafter in effect), without the express written prior consent of Landlord and, if required, its mortgagees, and then only to the extent that the presence of the Materials is (i) properly licensed and approved by all appropriate governmental officials and in accordance with all applicable laws and regulations and (ii) in compliance with any terms and condition stated in said prior written approvals by the Landlord or its mortgagees. Tenant shall promptly provide Landlord with copies of all notices received by it, including, without limitation, any notice of violations, notice of responsibility or demand for action from any federal, state or local authority or official in connection with the presence of Materials in or about the Premises or Building. In the event of any release of Materials upon the Premises or Building, or upon adjacent lands, if caused by Tenant or its agents, representatives or those claiming under Tenant, Tenant shall promptly remedy the problem in accordance with all applicable laws and requirements and shall indemnify, defend and hold the Landlord harmless from and against all loss, costs, liability and damage, including attorneys; fees and the cost of litigation, arising from the presence or release of any Materials caused by Tenant or its agents, representatives of those claiming under Tenant in or on the Premises of Building, or upon adjacent lands. Nothing herein shall be deemed to prohibit the lawful use of customary cleaning materials and office supplies, provided the same are stored and used in a lawful manner.

43. OWNERSHIP RULES. No real estate investment trust as defined in Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), owns, directly or indirectly, applying the constructive ownership rules of Section 856 (d) (6) of the Code, (i) stock of the Tenant possession 10% or more of the total combined voting power of all classes of stock of the Tenant entitled to vote or, (ii) 10% or more of the total number of shares of all classes of stock of the Tenant or (iii) an interest of 10% or more in the assets or net profits or the Tenant.

44. SELF-HELP. If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord together with interest at the rate of 4 percentage points over the then prevailing prime rate in Orlando as set by Bank of SunTrust, N.A. and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

45. AGENCY DISCLOSURE. Albert M. Chiodi, Jr., CHIODI COMMERCIAL REALTY, Licensed Real Estate Broker and Edmund J. Dore, Jr., Licensed Real Estate Salesman, are by this document giving notice to the Lessee that they are agents and representative of Citadel Partners Ltd., with regards to this agreement. The undersigned(s) acknowledges that this written notice was received before the undersigned(s) signed a contractual offer or lease agreement , in compliance with section 475.25(1)(q), Florida Statutes, and Rule 21V-10.033., Florida Administrative code.

46. RENEWAL. The lease shall automatically extend for one consecutive period of three years unless either party gives the other party ninety (90) days written notice that they choose not to renew this Lease. The terms and conditions for each renewal period shall be the same as those contained herein, except for the fixed base rent which shall be increased annually by 5%.

47. IMPROVEMENTS. Tenant accepts premises in "as is" condition, except Landlord will repaint the space and replace the existing carpet. Landlord will move one wall in the space approx. 18 inches per Tenants instruction. Landlord will remove 2 existing door from the space per Tenant instructions. All other costs associated with the Tenants relocation and any additional work needed in the space will be the responsibility of the Tenant.

IN WITNESS WHEREOF, the undersigned authorities have hereunto executed this Lease, effective on the day and year first above written.

Signed, sealed and delivered
in the presence of:

SEE Notary
WITNESS

WITNESS

TENANT:

BY: C.R. Thomas

NAME: Christopher R. Thomas
TITLE: President & CEO

CORP ID #:
11-3698802

STATE:
LANDLORD:

WITNESS

WITNESS

BY: [signature]
NAME: Edmund J. Dore Jr
TITLE: Agent for Owner

STATE OF FLORIDA
COUNTY OF Brevard
The foregoing instrument was acknowledged before me this 11 day of August 2003, by Christopher Thomas who is personally known to me or who has produced Driver License as identification.
FL DL T520 11648 4450
Is. 3/15/01 Exp. 10/05/07
Shelley W. Culp

SHELLEY W. CULP
MY COMMISSION # DD 175825
EXPIRES: Jan. 7, 2007
Bonded Thru Notary Public Underwriters

CHIODI COMMERCIAL REALTY
SALES, MANAGEMENT, & LEASING

EXHIBIT "A"


EGRESS
SERVER RM
RECEPTION
OFFICE
11'-0"
OFFICE

Citadel International
Proposed Suite 290
824 Net Rentable Square Feet

P.O. BOX 160789 ■ Altamonte Springs, Fl 32716-0789 ■ 407.886.7113 FAX 407.886.7052

EXHIBIT "A - 1"

Lot 2, LEE VISTA CENTER, 436 East Phase I, Plat 2A, according to the Plat thereof, recorded in Plat Book 15, Pages 13 and 14, Public Records of Orange County, Florida

EXHIBIT D

BUILDING RULES AND REGULATIONS

The following Building Rules and Regulations have been adopted by the Landlord for the care, protection and benefit of the Premises and the Building and for the general comfort and welfare of all tenants.

1. The sidewalks, entrances, passages, halls, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purpose other than for ingress and egress to and from the Building and Tenant's Premises.

2. Restroom facilities, water fountains, and other water apparatus shall not be used for any purpose other then those for which they were constructed.

3. Landlord reserves the right to designate the time when freight, furniture, goods, merchandise and other articles may be brought into, moved or taken from Tenant's Premises or the Building.

4. Tenant shall not put additional locks or latches upon any door without the written consent of Landlord. Any and all locks so added on any door shall remain for the benefit of Landlord, and the keys to such locks shall be delivered to Landlord by and from Tenant.

5. Tenant is responsible for installing their own fire extinguishers. Should there be a fire extinguisher in suite upon tenant occupancy, tenant is responsible for maintaining, charging and repair.

6. Landlord shall not be liable for injuries, damage, theft, or other loss, to persons or property that may occur upon, or near any parking areas that may be provided by Landlord. Tenant, its agents, employees, and invitees are to use same at their own risk, Landlord to provide no security with respect thereto. The driveways, entrances, and exits upon, into and from such parking areas shall not be obstructed by Tenant, Tenant's employees, agents, guests, or invitees; provided, however, Landlord shall not be responsible or liable for any person to observe this rule. Tenant, its employees, agents, guests, and/or invitees shall not park in spaces(s) that may be reserved for others.

7. Tenant shall not install in the Premises any heavyweight equipment or fixtures or permit any concentration of excessive weight in any portion thereof without first having obtained Landlord's written consent.

8. Landlord reserves all right at all times to exclude newspersons, loiterers, vendors, solicitors, and peddlers from the Building and to require registration or satisfactory identification or credentials from all persons seeking access to any part of the Building outside ordinary business hours. Landlord will exercise its best judgment in the execution of such control but will not be liable for the granting or refusal of such access.

9. Landlord reserves the right at all times to exclude the general public from the Building upon such days and at such hours as in Landlord's sole judgment will be in the best interest of the Building and its Tenants.

10. No wires of any kind or type (including but not limited to T.V. and radio antennas) shall be attached to the outside of the Building and no wires shall be run or installed in any part of the Building without Landlord's prior written consent.

11. If the Premises are furnished with carpeting, Tenant shall provide a Plexiglas or comparable carpet protection mat for each desk chair customarily used by Tenant. For default or carelessness in these respects, Tenant shall pay Landlord the cost of repairing or replacing said carpet, in whole or in part, as Additional Rent when, in Landlord's sole judgment, such repair or replacement is necessary.

12. Tenant shall be responsible for all keying of the demised premises. Landlord requires tenant keys to function on building master key system. Tenant shall get keys and locks only from Landlord's designated vendor. Further, Tenant shall not alter the locks or effect any substitution of such locks as are presently being used in Tenant's Premises or the Building.

13. Tenant shall keep all doors to Premises closed at all times except for ingress and egress to the Premises.

14. All installations in the Common Telephone/Electrical Equipment Rooms shall be limited to terminal boards and connections. all other electrical equipment must be installed within Tenant's Premises.

15. It is expressly understood and agreed that any item of any nature whatsoever placed in Common Areas (i.e. hallways, restrooms, elevators, parking garage, storage areas and equipment rooms) are placed at the Tenant's sole risk and Landlord assumes no responsibility whatsoever for any loss or damage as regards same.

16. Tenant shall be entitled only to its pro-rata share of the total number of parking spaces on Lot 2, Lee Vista Center at no cost to Tenant.

17. Tenants and tenants employees shall be permitted to smoke outside the Building only.

Exhibit "E"

TENANT ESTOPPEL CERTIFICATE

Landlord: **CITADEL PARTNERS, LTD.**, a Florida limited partnership

Tenant: Passport Restaurants Inc.

Lease Date:

Premises: Land, building and improvements located at 5950 Hazeltine National Drive, Orlando, Florida 32822, the legal description which is attached to the Lease as Exhibit "A"; Suite 290 .

The undersigned Landlord and Tenant under the above-described Lease hereby certify to **FIRST UNION NATIONAL BANK OF FLORIDA**, its successors and assigns (hereinafter referred to as the "Lender"), as follows:

1. That the referenced Lease (together with all amendments thereto, if any), a copy of which is attached hereto as **Exhibit "A,"** is a valid Lease and in full force and effect, and represents the entire agreement between the parties; that there is no existing default on the part of the Landlord or Tenant in any of the terms and conditions thereof, and no event has occurred which, with the passing of time or giving of notice, or both, would constitute an event of default; and that said Lease has not been amended, modified or supplemented, extended, renewed or assigned.

2. That Tenant consents to an Assignment of the Lease to the Lender, and upon notification by the Lender of a default by Landlord in its obligations to the Lender, that all Lease rental payments shall thereafter be made to the Lender.

3. That the terms of the Lease will not be amended, altered, modified or changed in any manner whatsoever, nor will the Lease be surrendered or canceled, without the prior written consent of the Lender.

4. That the Tenant has not paid, and will not pay any rent under the Lease more than sixty (60) days in advance of the dates upon which such rent becomes due and payable under the terms of the Lease.

5. That Tenant shall, in the event any proceedings are brought for the foreclosure of Lender's Mortgage to be made by Landlord in favor of the Lender, or in the event of a deed to Lender in lieu of foreclosure or its affiliate, attorn to the purchaser or grantee upon any such foreclosure or deed in lieu and recognize such purchaser or grantee as the Landlord under the Lease.

6. That the Landlord has requested and Tenant hereby agrees that the Lease will be subordinate to the Mortgage of the Leased Premises to be made by Landlord in favor of the Lender, and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements, amendments and extensions thereof.

7. That there are no actions, voluntary or involuntary, pending against the Tenant under the Bankruptcy laws of the United States or any state thereof.

8. That this certification is made knowing that the Lender is relying upon the agreements and representations herein made.

Signed, sealed and delivered
in the presence of:

Name:

Name:

Name:

Name:

CITADEL PARTNERS, LTD., a
Florida limited partnership
By:
Name:
Title:

"LANDLORD"

By
Name: :
Title:

"TENANT"

STATE OF FLORIDA
COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this ______ day of ___________, 2003 by ______________________________ as General Partner of **CITADEL PARTNERS. LTD.**, a Florida limited partnership, on behalf of the limited partnership. He/she is personally known to me or produced _______________ as identification and did not take an oath.

NOTARY SIGNATURE

Printed Notary Name
NOTARY PUBLIC, STATE OF FLORIDA
Commission Number:
My Commission Expires:

STATE OF ___________
COUNTY OF __________

The foregoing instrument was acknowledged before me this ____ day of ____________, 2003 by ______________________________ as ______________________ of ___________, a ______________________, on behalf of the ________________. He/she is personally known to me or produced ______________ as identification and did not take an oath.

NOTARY SIGNATURE

PRINTED NOTARY SIGNATURE
NOTARY PUBLIC, STATE OF ______
Commission Number:
My Commission Expires:

II. Lender hereby agrees with Lessee that, so long as Lessee complies with all of the terms, provisions, agreements, covenants and obligations set forth in the Lease, Lessee s possession of the Leased Premises under the Lease shall not be disturbed or interfered with by Lender.

III. Lessee hereby agrees that Lender, or any purchaser at a foreclosure sale, shall not be (a) liable for any act or omission of Lessor under the Lease, (b) subject to any offsets or defenses which Lessee may have at any time hereafter against Lessor, (c) bound by any rent which Lessee may have paid to Lessor for more than the current month, and (d) bound by any amendment or modification of the Lease made without Lender's prior written consent.

IV. Lessee hereby agrees that any entity or person which at any time hereafter becomes the landlord under the Lease, including, without limitation, Lender or the purchaser at a foreclosure sale, shall be liable only for the performance of the obligations of the landlord under the Lease which arise and accrue during the period of such entity's or person's ownership of the Leased Premises.

V. Lessee hereby agrees that, thirty (30) days before exercising any of its rights and remedies under the Lease in the event of any default by Lessor thereunder, it shall send written notice to Lender at the address set forth above, by certified mail, return receipt requested, of the occurrence of any default by Lessor in the terms and provisions of the Lease and describe with reasonable specificity the events constituting such default. Lessee further agrees that with respect to any default of Lessor which would entitle Lessee to cancel the Lease or offset or abate the rent payable thereunder, any provision of the Lease to the contrary notwithstanding, no such cancellation or offset or abatement of rent shall be effective unless Lender shall have received notice in the form and manner required by the provisions of this Paragraph, and shall have failed within thirty (30) days of the date of receipt of such notice to cure or cause to be cured, or if such default cannot be cured within such thirty (30) day period, shall have failed to commence and diligently prosecute the cure of, such default.

VI. Lessee hereby acknowledges and warrants to Lender that it has not subordinated the Lease or any of its rights under the Lease to any lien, mortgage, deed of trust or deed to secure debt prior to the date hereof and that it will not subordinate the Lease or the rights of the Lessee thereunder to any lien, mortgage, deed of trust or deed to secure debt other than the Mortgage, without the prior written consent of Lender.

VII. This Agreement shall supersede, as between the parties hereto, all of the terms and provisions of the Lease which are inconsistent herewith.

VIII. This Agreement may not be modified orally or in any other manner than by an agreement in writing signed by the parties hereto, or their respective successors in interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto, and their successors and assigns.

IX. This Agreement shall be construed in accordance with the laws of the State of Florida.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Signed, Sealed and Delivered
in the Presence of:

"LENDER"

FIRST UNION NATIONAL BANK OF FLORIDA, a national banking association

____
Name:__________________________

By:
Name:
Title:

____
Name:__________________________

"LESSEE"

____
Name:__________________________

____
Name:__________________________

By:
Name:
Title:

STATE OF FLORIDA
COUNTY OF ORANGE

The foregoing instrument was acknowledged before me this ______ day of ______________, 2003 by ______________________________ as __________ President of **FIRST UNION NATIONAL BANK OF FLORIDA**, a national banking association, on behalf of the banking association. He is personally known to me or produced ________________ as identification and did not take an oath.

Name of Notary
NOTARY PUBLIC, STATE OF FLORIDA
Commission Number:
My Commission Expires:

STATE OF __________
COUNTY OF _________

The foregoing instrument was acknowledged before me this ______ day of ___________, 2003 by ____________________________ as __________ President of ____________________________, a ____________, on behalf of the ___________. He/She is personally known to me or produced ________________ as identification and did not take an oath.

Name of Notary
NOTARY PUBLIC, STATE OF ______
Commission Number:
My Commission Expires:

CHIODI
COMMERCIAL REALTY
SALES, MANAGEMENT, & LEASING

June 26, 2003, 2003

Mr. Richard Ritterpusch
REMAX 200 Realty.
Via Fax: (407) 628-1119

RE: Lease Proposal for Passport Fine Foods- Suite 290 , Citadel International, Orlando

Dear Richard:

Thank you for the opportunity to work with Passport Fine Foods on their space needs at Citadel International. Below is our lease proposal for Suite 290 in the building.

1). Lease Term: Five (5) years, beginning August 01, 2003.

2). Initial Space: A portion of existing Suite 290 at Citadel International.

3). Calculation of Space: 710 usable / 824 net rentable square feet. - Basis for calculation?

4). Initial Lease Rate: $18.95 ($1301/month) per Net Rentable Square Foot, Full Service. An initial lease Rate of $19.95 per Net Rentable Square Foot would prevail with a Three (3) year Lease Term. 1370/month

1300/month

CPI not to exceed 5%

5). Rental Increases: Annual Increases at 5%.

6). Operating Expense and Real Estate Tax Escalation: An Expense Stop equal to $7.80 per square foot is included. BY 2003

7). Security Deposit: One month's rent is required as a security deposit. Landlord also requires first and last month's rent to be paid at the beginning of the lease term.

8). Landlord Improvements: Tenant accepts space in "as-is" condition. Landlord will repaint the space and replace the existing carpet. Landlord will move one wall in the space approximately 18 inches per tenant's request. Landlord will remove two (2) existing doors in the space per tenant's request. All costs associated with the Tenant's relocation and any additional work needed in the space will be the responsibility of the Tenant.

9). After Hours Electric: If any, will be billed at $40.00 per hour.

10). Parking: Non-exclusive parking is available at 4 spaces per 1000 Net Rentable Square Foot.

11). Signage: Lessee may place signs, according to building standard, in the Building Lobby Directory and on the entrance to their suite.

12). Chiodi Commercial Realty, Edmund J. Dore Jr., and Albert M. Chiodi Jr., are the exclusive agents for the Landlord.

This proposal may be withdrawn by Landlord at any time. This proposal will expire June 30th, 2003.

Richard, please call me with any questions at (407) 438-8116. I look forward to hearing from you. Thank you.

Sincerely:

Ed Dore
Chiodi Commercial Realty

PASSPORT FINE FOODS

LEASE TERM (YEARS):	5
NET RENTABLE SQUARE FEET	824
RENTAL INCREASES (ANNUAL)	5.00%
EXPENSE INCREASES (ANNUAL)	5.00%
REAL ESTATE TAX INCREASES (ANNUAL)	5.00%
RENTAL RATE	$18.95
EXPENSE STOP	$7.80
REAL ESTATE TAXES	$1.52

Included in [illegible]

BASE RENT:

		MONTHLY	ANNUAL	RATE
	YEAR 1	$1,301.23	$15,614.80	$18.95
	YEAR 2	$1,366.30	$16,395.54	$19.90
	YEAR 3	$1,434.61	$17,215.32	$20.89
	YEAR 4	$1,506.34	$18,076.08	$21.94
	YEAR 5	$1,581.66	$18,979.89	$23.03
TOTAL GROSS & AVERAGES			$86,281.63 $17,256.33	$20.94

OPERATING EXPENSES:
EXPENSE STOP 2002
$7.80 FOR 2002

	MONTHLY	ANNUAL	RATE
YEAR 1	$26.78	$321.36	$8.19
YEAR 2	$54.90	$658.79	$8.60
YEAR 3	$84.42	$1,013.09	$9.03
YEAR 4	$115.43	$1,385.10	$9.48
YEAR 5	$147.98	$1,775.72	$9.95
TOTAL GROSS & AVERAGES		$5,154.05 $1,030.81	$9.05

REAL ESTATE TAXES:
BASE YEAR 2002

	MONTHLY	ANNUAL	RATE
YEAR 1	$5.22	$62.62	$1.60
YEAR 2	$10.70	$128.38	$1.68
YEAR 3	$16.45	$197.42	$1.76
YEAR 4	$22.49	$269.92	$1.85
YEAR 5	$28.84	$346.04	$1.94
TOTAL GROSS & AVERAGES		$1,004.38 $200.88	$1.76

TOTAL GROSS & AVERAGE	$92,440.06 $18,488.01

PASSPORT FINE FOODS

LEASE TERM (YEARS):	3
NET RENTABLE SQUARE FEET	824
RENTAL INCREASES (ANNUAL)	5.00%
EXPENSE INCREASES (ANNUAL)	5.00%
REAL ESTATE TAX INCREASES (ANNUAL)	5.00%
RENTAL RATE	$19.95
EXPENSE STOP	$7.80
REAL ESTATE TAXES	$1.52

BASE RENT:

	MONTHLY	ANNUAL	RATE
YEAR 1	$1,369.90	$16,438.80	$19.95
YEAR 2	$1,438.40	$17,260.74	$20.95
YEAR 3	$1,510.31	$18,123.78	$21.99
TOTAL GROSS & AVERAGES		$51,823.32 $17,274.44	$20.96

OPERATING EXPENSES:
EXPENSE STOP 2002
$7.80 FOR 2002

	MONTHLY	ANNUAL	RATE
YEAR 1	$26.78	$321.36	$8.19
YEAR 2	$54.90	$658.79	$8.60
YEAR 3	$84.42	$1,013.09	$9.03
TOTAL GROSS & AVERAGES		$1,993.24 $664.41	$8.61

REAL ESTATE TAXES:
BASE YEAR 2002

	MONTHLY	ANNUAL	RATE
YEAR 1	$5.22	$62.62	$1.60
YEAR 2	$10.70	$128.38	$1.68
YEAR 3	$16.45	$197.42	$1.76
TOTAL GROSS & AVERAGES		$388.43 $129.48	$1.68

TOTAL GROSS & AVERAGE $54,204.98
$18,068.33

7.80
25.77
23,275
1941

CITADEL OPERATING EXPENSES 2002

R&M	$185,384.69	1.33
GROUNDS	$ 60,077.56	.43
INSURANCE	$ 22,897.00	.16
JANITORIAL	$106,349.09	.76
ADMIN	$146,371.34	1.07
TAXES	$208,649.03	1.50
UTILITIES	$360,203.74	2.59
		$7.84

TOTAL MONTHLY RENT 1369.90

RENT COMPONENT	831.55
OPERATING EXPENSES	435.35
REAL ESTATE TAXES	103.00

CHIODI

COMMERCIAL REALTY

SALES, MANAGEMENT, & LEASING


EGRESS CORRIDOR
SERVER RM
RECEPTION
OFFICE
17'-0"
OFFICE

Citadel International
5950 Hazeltine National Drive
Suite 290
1380 usable/ 1600 net rentable s.f.

407
623 2855

407-448-8520
857.0436

For leasing information Lus
Call: Al Chiodi
Chiodi Commercial Realty
(407) 448-8521

P.O. BOX 160789 ■ Altamonte Springs, Fl 32716-0789 ■ 407.886.7113 FAX 407.886.705